EXHIBIT 99.2

Independent Auditor’s Report
The Board of Directors and Stockholders
Martin Audio Limited:
We have audited the accompanying consolidated balance sheets of Martin Audio Limited (“the Company”) as of 30 June 2006 and 2005, and the related consolidated statements of profit and loss and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.
We conducted our audits in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Martin Audio Limited as of 30 June 2006 and 2005, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2006, in conformity with generally accepted accounting principles in the United Kingdom.
Accounting principles generally accepted in the United Kingdom vary in certain significant respects from U.S. generally accepted accounting principles. Information relating to the nature and effect of such differences is presented in Note 27 to the consolidated financial statements.
/s/ KPMG LLP
Southampton, England
25 June 2007

Profit and loss account
for the years ended 30 June

	Note	2006	2005
		£	£
Turnover		14,001,904	12,003,194
Cost of sales		(7,944,158)	(7,186,111)

Gross profit		6,057,746	4,817,083
Distribution expenses		(1,358,168)	(1,306,373)
Administrative expenses		(2,016,454)	(1,933,642)

Operating profit	2	2,683,124	1,577,068

Other interest receivable and similar income	5	84,808	50,542
Interest payable and similar charges	6	(349,389)	(400,129)

Profit on ordinary activities before taxation	2-6	2,418,543	1,227,481
Tax on profit on ordinary activities	7	(795,239)	(444,477)

Profit on ordinary activities after taxation		1,623,304	783,004
Dividends	8	(6)	(6)

Retained profit for the year		1,623,298	782,998

All results relate to acquired and therefore continuing operations. The company had no recognised gains or losses other than the results for the above financial period.
A statement of movements in reserves is given in note 17.
There is no difference between the results stated above and those calculated on unmodified historical cost basis.

Balance sheets
at 30 June

	Note	2006	2005
		£	£
Fixed assets
Intangible assets	10	2,918,780	3,217,822
Tangible assets	9	377,277	307,632

		3,296,057	3,525,454

Current assets
Stocks	11	2,137,809	1,568,869
Debtors	12	2,256,501	2,135,972
Cash at bank and in hand		3,380,211	2,433,899

		7,774,521	6,138,740
Creditors: amounts falling due within one year	13	(4,316,975)	(3,655,159)

Net current assets		3,457,546	2,483,581

Total assets less current liabilities		6,753,603	6,009,035

Creditors: amounts falling due after more than one year	14	(3,297,460)	(4,176,190)

Net assets		3,456,143	1,832,845

Capital and reserves
Called up share capital	16	50,062	50,062
Share premium account	17	468,019	468,019
Profit and loss account	17	2,938,062	1,314,764

Shareholders’ funds	18	3,456,143	1,832,845

Cash flow statements
for the years ended 30 June

	Note		2006		2005
		£	£	£	£
Cash flow from operating activities	19		2,663,835		1,614,522

Returns on investments and servicing of finance
Interest received		84,808		50,542
Interest paid		(269,052)		(308,330)
Preference share dividend paid		(9)		(6)

Net cash outflow from returns on investments and servicing of finance			(184,253)		(257,794)

Taxation
Corporation tax paid		(426,610)		(413,297)

			(426,610)		(413,297)

Capital expenditure and financial investment
Purchase of fixed assets		(192,558)		(159,639)
Sale of fixed assets		213		—

			(192,345)		(159,639)

Acquisitions
Payment of deferred consideration			(460,000)		—

Cash inflow before use of liquid resources and financing			1,400,627		783,792

Financing	21		(454,315)		(454,072)

Increase in cash in the year			946,312		329,720

Reconciliation of net cash flow to movement in net debt (note 20)
Increase in cash in the year			946,312		329,720
Cash outflow from change in net debt			454,315		454,072

Change in net debt resulting from cash flows			1,400,627		783,792
Amortisation of loan costs			(34,564)		(34,565)

Movement in net debt in the year			1,366,063		749,227
Net debt at the start of the year			(1,564,080)		(2,313,307)

Net debt at the end of the year			(198,017)		(1,564,080)

Notes
(forming part of the financial statements)
1	Accounting policies
The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the financial statements except as noted below.
In these financial statements the following new standards have been adopted for the first time:
•	FRS 21 ‘Events after the balance sheet date’

•	FRS 25 ‘Financial instruments’

•	FRS 28 ‘Corresponding amounts’;
The accounting policies under these new standards are set out below together with an indication of the effects of their adoption. Neither FRS 21 or FRS 28 has had any material effect. The adjustments required for FRS 25 on the 100 preference shares (£10) are deemed by management to have no material effect and have not been made in the attached financial statements.
Basis of preparation
The financial statements have been prepared in accordance with applicable accounting standards, and under the historical cost accounting rules.
The information set out in these accounts does not constitute the company’s statutory accounts under the U.K. Companies Acts for the years ended 30 June 2006 and 2005.
The consolidated financial statements include the financial statements of Martin Audio Limited (the "Company") and its subsidiary undertaking Martin Audio Distribution Limited (collectively referred to as the "Group"). The financial statements of all undertakings in the Group are made up to 30 June. Unless otherwise stated, the acquisition method of accounting has been adopted. Under this method, the results of subsidiary undertakings acquired or disposed of in the year are included in the consolidated profit and loss account from the date of acquisition or up to the date of disposal.
Goodwill
Purchased goodwill (representing the excess of the fair value of the consideration given over the fair value of the separable net assets acquired) arising on business combinations in respect of acquisitions is capitalised. Positive goodwill is amortised to nil by equal annual instalments over its estimated useful life, which is estimated to be 15 years.
Fixed assets and depreciation
Depreciation is provided by the Company to write off the cost less the estimated residual value of tangible fixed assets by equal instalments over their estimated useful economic lives as follows:

Leasehold property improvements	-	over remaining period of lease
Computers (including software)	-	33-50% straight line
Motor vehicles	-	25% straight line
Other plant and equipment	-	20-33% straight line
Foreign currencies
Transactions in foreign currencies are recorded using the rate of exchange ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the rate of exchange ruling at the balance sheet date and the gains or losses on translation are included in the profit and loss account.
Leases
Assets acquired under finance leases are capitalised and the outstanding future lease obligations are shown in creditors. Operating lease rentals are charged to the profit and loss account on a straight line basis over the period of the lease.

Notes (continued)
1	Accounting policies (continued)
Post-retirement benefits
The company operates a defined contribution pension scheme. The assets of the scheme are held separately from those of the company in an independently administered fund.
The pension costs charged in the financial statements represent the contributions payable to the scheme by the company during the year.
Stocks
Stocks are stated at the lower of cost and net realisable value. In determining the cost of raw materials, consumables and goods purchased for resale, the weighted average purchase price is used. For work in progress and finished goods cost is taken as production cost, which includes an appropriate proportion of attributable overheads.
Research and development
Expenditure on research and development is written off to the profit and loss account in the year in which it is incurred.
Taxation
The charge for taxation is based on the profit for the period and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes.
Deferred tax is recognised, without discounting, in respect of all timing differences between the treatment of certain items for taxation and accounting purposes which have arisen but not reversed by the balance sheet date, except as otherwise required by FRS 19.
Turnover
Turnover represents the amounts (excluding value added tax) derived from the manufacture and distribution of audio equipment to customers and is recognised on despatch.
Cash and liquid resources
Cash, for the purpose of the cash flow statement, comprises cash in hand and deposits repayable on demand, less overdrafts payable on demand. Liquid resources are current asset investments which are disposable without curtailing or disrupting the business and are either readily convertible into known amounts of cash at or close to their carrying values or traded in an active market.
2	Profit on ordinary activities before taxation
Profit on ordinary activities before taxation is stated after charging:

	2006	2005
	£	£
Auditors’ remuneration — audit	13,500	11,500
— other	4,500	4,500
Goodwill amortisation	241,124	245,415
Depreciation — owned	118,563	94,339
— leased	4,350	4,350
Hire of plant and machinery — rentals payable under operating leases	67,968	63,227
Hire of other assets — land and buildings	261,725	261,725
Research and development expenditure	663,819	560,861

Notes (continued)
3	Remuneration of directors

	2006	2005
	£	£
Directors’ emoluments	645,218	559,407
Company contributions to money purchase pension schemes	72,055	49,810

	717,273	609,217

The emoluments of the highest paid director were £180,464 (2005: £154,020) and company contributions of £19,158 (2005: £14,881) were made to a money purchase scheme on his behalf.

	Number of directors
	2006	2005
Retirement benefits accruing to the following number of directors under:
Money purchase schemes	5	5

4	Staff numbers and costs
The average number of persons employed by the group (including directors) during the period, analysed by category, was as follows:

	Number of employees
	2006	2005
Manufacturing	20	19
Sales and administration	31	26

	51	45

The aggregate payroll costs of these persons were as follows:

	2006	2005
	£	£
Wages and salaries	1,760,769	1,577,075
Social security costs	197,337	179,692
Other pension costs	169,923	84,590

	2,128,029	1,841,357

5	Other interest receivable and similar income

	2006	2005
	£	£
On bank deposits	84,808	50,542

Notes (continued)
6	Interest payable and similar charges

	2006	2005
	£	£
On bank loans	88,541	130,557
On all other loans	204,644	213,185
Finance charges on finance leases	766	950
Premium on redemption of loan stock	55,438	55,438

	349,389	400,129

7	Taxation

	2006	2005
	£	£
Current tax
UK Corporation tax	790,309	430,221
Adjustments in respect of prior periods	(4,522)	—

Total current tax	785,787	430,221

Deferred tax
Origination and reversal of timing differences	6,166	14,256
Adjustments in respect of prior periods	3,286	—

Tax on profit on ordinary activities	795,239	444,477

The current tax charge for the year is higher (2005: higher) than the standard rate of corporation tax in the UK of 30%. The differences are explained below:

	Year ended	Year ended
	30 June	30 June
	2006	2005
	£	£
Current tax reconciliation
Profit on ordinary activities before tax	2,418,543	1,227,481

Current tax at 30% (2005: 30%)	725,563	368,244

Effects of:
Expenses not deductible for tax purposes (primarily goodwill amortisation)	87,883	87,291
Depreciation in excess of capital allowances	(7,393)	(18,176)
Other timing differences	1,226	(5,477)
Small companies relief	—	(1,661)
Adjustments in respect of prior periods	(4,522)	—
Other differences	(16,970)	—

Current tax charge (see above)	785,787	430,221

Notes (continued)
8	Dividends

	2006	2005
	£	£
Proposed preference share dividend (6 pence per share)	6	6

9	Tangible fixed assets

	Leasehold	Plant,	Total
	property	equipment
	improvements	and motor
		vehicles
	£	£	£
Cost
At 1 July 2004	212,881	823,158	1,036,039
Additions	—	159,639	159,639
Disposals	—	(248,611)	(248,611)

At 30 June 2005	212,881	734,186	947,067
Additions	—	192,558	192,558
Disposals	—	(1,213)	(1,213)

At 30 June 2006	212,881	925,531	1,138,412

Depreciation
At 1 July 2004	140,071	649,286	789,357
Charge for the year	18,615	80,074	98,689
Disposals	—	(248,611)	(248,611)

At 30 June 2005	158,686	480,749	639,435
Charge for the year	19,563	103,350	122,913
Disposals	—	(1,213)	(1,213)

At 30 June 2006	178,249	582,886	761,135

Net book value
At 30 June 2006	34,632	342,645	377,277

At 30 June 2005	54,195	253,437	307,632

The above figures at 30 June 2006 include assets under hire purchase with a net book value of £9,425 (2005: £13,775). The depreciation charge for the year in respect of these assets was £4,350 (2005: £4,350).

Notes (continued)
10	Intangible fixed assets

	2006	2005
	£	£
Cost
At beginning of year	3,663,363	3,413,363
Adjustment in respect of prior period acquisition	(57,918)	250,000

At end of year	3,605,445	3,663,363

Amortisation
At beginning of year	445,541	200,126
Charge for the year	241,124	245,415

At end of year	686,665	445,541

Net book value
At 30 June	2,918,780	3,217,822

The goodwill represents the excess of the purchase consideration over the fair value of the assets acquired. The goodwill is being amortised over 15 years. The adjustment to cost reflects the difference between the actual payment for earnout and contingent consideration and the amounts previously estimated in the calculation of goodwill.

Notes (continued)
11	Stocks

	2006	2005
	£	£
Raw materials	1,105,194	842,643
Work in progress	3,969	13,288
Finished goods and goods for resale	1,028,646	712,938

	2,137,809	1,568,869

12	Debtors

	2006	2005
	£	£
Trade debtors	1,868,328	1,832,666
Other debtors	160,384	76,409
Prepayments and accrued income	173,601	163,257
Deferred tax (see note 15)	54,188	63,640

	2,256,501	2,135,972

Notes (continued)
13 Creditors: amounts falling due within one year

	2006	2005
	£	£
Bank loans and overdrafts	435,768	435,768
Obligations under finance leases and hire purchase contracts	4,630	4,350
Trade creditors	2,102,705	1,705,661
Other creditors including tax and social security costs	73,325	70,448
Corporation tax	805,474	446,297
Accruals and deferred income	895,070	992,628
Dividend proposed	3	7

	4,316,975	3,655,159

14 Creditors: amounts falling due after more than one year

	2006	2005
	£	£
Bank loans	653,651	1,089,418
Obligations under finance leases and hire purchase contracts	4,940	9,535
Loan notes	2,479,238	2,458,907
Deferred consideration	—	514,137
Premium on redemption of loan stock	159,631	104,193

	3,297,460	4,176,190

Analysis of debt:

	2006	2005
	£	£
Debt can be analysed as falling due:
In one year or less, or on demand	435,768	435,768
Between one and two years	435,768	435,768
Between two and five years	2,697,121	3,112,557

	3,568,657	3,984,093

The average interest rate applicable to the bank loans and overdrafts is 6.6% (2005: 6.6%) and a fixed rate of 8% (2005: 8%) on the loan notes. The bank overdraft and bank loans are secured with a fixed and floating charge over the assets of the company.

Notes (continued)
14 Creditors: amounts falling due after more than one year (continued)
The maturity of obligations under finance leases and hire purchase contracts is as follows:

	2006	2005
	£	£
Within one year	5,081	5,081
In the second to fifth years	5,081	10,161

	10,162	15,242
Less future finance charges	(592)	(1,357)

	9,570	13,885

15 Deferred tax

	2006	2005
	£	£
At the beginning of the year	63,640	77,896
Charge to profit and loss account	(9,452)	(14,256)

At the end of the year	54,188	63,640

The elements of deferred taxation are as follows:

	2006	2005
	£	£
Difference between accumulated depreciation and capital allowances	(2,448)	8,231
Other short term timing differences	56,636	55,409

Deferred tax asset (see note 12)	54,188	63,640

Notes (continued)
16 Called up share capital

	2006	2005
	£	£
Authorised
275,800 ordinary shares of 10p each	27,580	27,580
240,200 “A” ordinary shares of 10p each	24,020	24,020
100 preference shares of 10p each	10	10

	51,610	51,610

Allotted, called up and fully paid
260,320 ordinary shares of 10p each	26,032	26,032
240,200 “A” ordinary shares of 10p each	24,020	24,020
100 preference shares of 10p each	10	10

	50,062	50,062

The company operates an Enterprise Management Incentive scheme (EMI) for its employees. At 30th June 2006, 13,100 ordinary share options were outstanding as part of this scheme issued on 22nd October 2004 at the then market value of £1.40. These options are exercisable in the event of a change in control of ownership of the company.
17 Statement of movement on reserves

	Share premium	Profit and
	account	loss account
	£	£
At 1 July 2004	468,019	531,766
Retained profit for the year	—	782,998

At 30 June 2005	468,019	1,314,764
Retained profit for the year	—	1,623,298

At 30 June 2006	468,019	2,938,062

Notes (continued)
18 Reconciliation of movements in shareholders’ funds

	2006	2005
	£	£
Profit on ordinary activities after taxation	1,623,304	783,004
Dividends	(6)	(6)

Net addition to shareholders’ funds	1,623,298	782,998
Opening shareholders’ funds	1,832,845	1,049,847

Closing shareholders’ funds	3,456,143	1,832,845

19 Reconciliation of operating profit to net cash inflow from operating activities

	2006	2005
	£	£
Operating profit	2,683,124	1,577,068
Depreciation and amortisation	364,037	344,104
(Increase)/decrease in stocks	(587,096)	71,541
Increase in debtors	(134,570)	(455,558)
Increase in creditors within one year	338,553	77,367
Profit on disposal of fixed assets	(213)	—

Net cash inflow from operating activities	2,663,835	1,614,522

Notes (continued)
20 Analysis of net debt

	At 1 July		Other non-cash
	2004	Cash flow	movements	At 30 June 2005
	£	£	£	£
Cash at bank and in hand	2,104,179	329,720	—	2,433,899
Debt due within one year
Secured loan	(435,768)	450,000	(450,000)	(435,768)
Finance leases	(4,072)	4,072	(4,350)	(4,350)
Debt due after more than one year
Secured loan	(1,525,185)	—	435,767	(1,089,418)
Loan notes	(2,438,576)	—	(20,331)	(2,458,907)
Finance leases	(13,885)	—	4,350	(9,535)

Total	(2,313,307)	783,792	(34,565)	(1,564,080)

	At 1 July		Other non-cash
	2005	Cash flow	movements	At 30 June 2006
	£	£	£	£
Cash at bank and in hand	2,433,899	946,312	—	3,380,211
Debt due within one year
Secured loan	(435,768)	450,000	(450,000)	(435,768)
Finance leases	(4,350)	4,315	(4,595)	(4,630)
Debt due after more than one year
Secured loan	(1,089,419)	—	435,768	(653,651)
Loan notes	(2,458,907)	—	(20,332)	(2,479,239)
Finance leases	(9,535)	—	4,595	(4,940)

Total	(1,564,080)	1,400,627	(34,564)	(198,017)

Notes (continued)
21 Financing

	2006	2005
	£	£
Debt due after more than one year:
Decrease in secured loan	(450,000)	(450,000)
Capital element of finance lease payments	(4,315)	(4,072)

	(454,315)	(454,072)

22 Contingent liabilities
The Company has a contingent liability in respect of a deferred payment guarantee of £15,000 to HM Customs & Excise.
23 Commitments
(a)	At 30 June 2006 capital commitments for expenditure contracted but not provided amounted to £Nil (2005: £28,892).

(b)	At 30 June 2006 the Company had annual commitments under non-cancellable operating leases as follows:

	2006		2005
	Land and		Land and
	buildings	Other	buildings	Other
	£	£	£	£
Operating leases which expire:
Within one year	—	3,143	—	4,534
In the second to fifth years inclusive	—	70,776	—	39,356
In over five years	261,725	—	261,725	—

	261,725	73,919	261,725	43,890

24 Pension scheme
The Company made pension provisions for some of its employees through defined contribution pension schemes administered by the Company. The charge for the year amounted to £169,923 (2005: £84,590).
25 Ultimate Controlling Party
At 30 June 2006 and 2005, in the opinion of the directors there is no ultimate controlling party.

Notes (continued)
26 Subsequent Event
On 11 April 2007 the all of the outstanding capital stock of Martin Audio, Ltd. was acquired by Loud Technologies Inc., a US based manufacturer of professional audio and music products. The sale price was £17.25 million cash.
FRS 21: Events after the balance sheet requires the disclosure of changes in the tax rates either enacted or announced after the balance sheet date that significantly affect current and deferred tax assets and liabilities. The announcement of a change in the tax rate from 30% to 28%, effective from 1 April 2008, will impact upon the deferred tax balances set out in these accounts. The change is a non adjusting event.
27 Summary of differences between UK and US generally accepted accounting principles
Martin Audio, Ltd. prepares its financial statements in accordance with generally accepted accounting principles in the United Kingdom (“UK GAAP”) which differs in certain significant respects from those generally accepted in the United States of America (“US GAAP”). The significant differences that affect retained profit and equity shareholder’s net investment in Martin Audio, Ltd. are set forth below:

		For the years ended 30 June

	Note	2006	2005
Profit on ordinary activities after taxation under UK GAAP		1,623,304	783,004
US GAAP Adjustments:
Amortisation of goodwill	a	241,124	245,415
Foreign exchange contracts	b	29,264	(21,526)
Amortisation of definite lived intangibles	c	(148,800)	(148,800)
Interest expense	d	(884)	(884)
Taxation	e	36,124	51,363

Net income under US GAAP		1,780,132	908,572

Shareholders net investment
Shareholders net investment under UK GAAP		3,456,143	1,832,845
Amortisation of goodwill	a	686,665	445,541
Foreign exchange contracts	b	7,745	(21,526)
Amortisation of definite lived intangibles	c	(427,800)	(279,000)
Interest expense	d	(2,270)	(1,385)
Taxation	e	126,697	90,573
Deferred tax liability and goodwill	f	—	—

Shareholders net investment under US GAAP		3,847,180	2,067,048

Notes (continued)
27 Summary of differences between UK and US generally accepted accounting principles — (continued)

	Note	2006	2005
Summary statements of cash flows	g
Set out below is a summary of the statements of cash flows under US GAAP:
Net cash provided by operating activities		2,048,661	939,360
Net cash used in investing activities		(192,345)	(159,639)
Net cash used in financing activities		(910,004)	(450,001)
Net increase in cash and cash equivalents		946,312	329,720
Cash and cash equivalents at beginning of period		2,433,899	2,104,179

Cash and cash equivalents at end of period		3,380,211	2,433,899

Notes
a) Amortisation of goodwill
Under UK GAAP, goodwill is amortised on a straight line method over 15 years.
Under US GAAP goodwill is no longer amortised to income. Goodwill is subject to an impairment test to be performed at least annually, whereby impairment reviews may result in goodwill write downs. Martin Audio, Ltd. has completed its goodwill impairment analysis under SFAS No. 142 “Goodwill and other Intangible Assets” whereby goodwill was deemed not to be impaired.
b) Foreign exchange contracts
Under UK GAAP, gains and losses on foreign exchange contracts are recognised when the sales or purchases are closed.
Under US GAAP, foreign exchange contracts are analyzed under provisions of SFAS No. 133 “Accounting for Derivatives and Hedging Activities”. The foreign currency contracts of Martin Audio Limited have been so analyzed and deemed to represent derivatives. The gain or loss reflected above is the amount at which the counterparty would have settled the contract at the reporting date.

Notes (continued)
27 Summary of differences between UK and US generally accepted accounting principles — (continued)
c) Amortisation of definite lived intangible assets
Under UK GAAP, the excess of the purchase price of the shares of Martin Audio Distribution Limited over the fair value of tangible assets acquired was capitalised as goodwill and amortised as described in note a. The intangible assets recognized under US GAAP did not meet the recognition criteria of UK GAAP.
Under US GAAP as stated in SFAS No. 141 “Business Combinations”, the total purchase price is allocated to the tangible and intangible assets acquired and liabilities assumed in connection with the transaction, based on their fair values as of the completion of the transaction. The excess cost over the difference between the cost of the investment and the fair value of the assets acquired and assumed liabilities and identifiable intangible assets is allocated to goodwill.
d) Interest expense
Under UK GAAP, loan fees and redemption premiums are charged to expense over the expected term of the loan.
Under US GAAP, loan fees and redemption premiums are charged to expense using the stated terms of the loan, assuming no early repayment as specified in APB No. 21 “Interest on Payables and Receivables”.
e) Taxation
This represents the tax effects at UK statutory rates of the UK to US GAAP reconciliation items listed except for the amortisation of goodwill, which is considered a permanent difference under both.
f) Deferred tax liability and goodwill
The acquisition in August 2003 of Martin Audio was a non taxable event. Under UK GAAP, deferred taxes are not provided on the differences between the book and tax basis of assets acquired.
Under US GAAP SFAS No. 109 “Accounting for Income Taxes”, a deferred tax liability of £711,000 and an offsetting increase to goodwill would be recognized at statutory rates on the differences between the book and tax basis of the assets acquired in the Martin Audio acquisition. This liability would then reduce as the non deductible amortisation of the intangibles is recorded for book purposes and this is shown in note e.
g) Cash flow statements
Under UK GAAP, cash flows reflect the changes in cash at bank and in hand and changes in bank overdrafts. Cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditures and financial investment, acquisitions and disposals, and management of liquid resources and financing. Under UK GAAP, interest is treated as part of returns on investment and servicing of finance.

Notes (continued)
27 Summary of differences between UK and US generally accepted accounting principles — (continued)
Cash flows, under US GAAP, reflect changes in cash and cash equivalents. Under US GAAP, three categories of cash flow activity are reported for cash and cash equivalents: operating, investing and financing. Cash flows from taxation and returns on investments and servicing of finance under UK GAAP are included in operating activities under US GAAP. Capital expenditure and financial investment and acquisitions and disposals under UK GAAP are included in investing activities under US GAAP. Cash flows associated with bank overdrafts and borrowing are included in financing activities under US GAAP. Depending on the nature of the underlying activity, changes arising from the management of liquid resources are treated as either financing activities, investing activities or operating activities under US GAAP.